UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2009

HealthSouth Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10315	63-0860407
(Commission File Number)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Officers, Including Zip Code)

(205) 967-7116
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On October 9, 2009, and in connection with a presentation to lenders regarding an amendment and extension of its term loan, HealthSouth Corporation (“HealthSouth” or the “Company”) will discuss, among other things, the Company’s strategy, objectives, and financial performance and discuss industry trends and dynamics.

The Company issued a press release reporting the financial results of the Company for the three and six months ended June 30, 2009 and filed its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009. The press release was furnished as an exhibit to the Current Report on Form 8-K dated August 4, 2009 and included certain supplemental slides the Company discussed during its earnings conference call held on August 5, 2009. Since that time, the Company met with certain third parties at the Stifel Nicolaus / John Hopkins Health Policy Symposium in Baltimore on September 15, 2009, and the handout provided to these third parties was furnished as an exhibit to the Current Report on Form 8-K dated September 14, 2009. The presentation to be made today contains substantially the same information as previously provided with the above referenced reports.

In today’s presentation, the Company will share its preliminary observations on the third quarter of 2009. These observations are:

•	Volume: The Company has continued to experience positive discharge growth and remains on track to achieve 4+% discharge growth in the second half of 2009.

•	Pricing: Quarter-over-quarter comparables are similar.

•
Adjusted Consolidated EBITDA: While results are not finalized, the Company’s trend of exceeding comparable 2008 quarterly Adjusted Consolidated EBITDA results is expected to continue in the third quarter of 2009.

As previously announced, the Company will discuss its results for the third quarter of 2009 during its third quarter earnings conference call at 9:30 a.m. ET on Wednesday, November 4, 2009.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

Note Regarding Presentation of Non-GAAP Financial Measures

The Company uses Adjusted Consolidated EBITDA on a consolidated basis as a liquidity measure. However, Adjusted Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted Consolidated EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted Consolidated EBITDA should not be considered a substitute for net income or cash flows from operating activities. Reconciliations of Adjusted Consolidated EBITDA can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and the Company’s Current Report on Form 8-K dated August 4, 2009. Because Adjusted Consolidated EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted Consolidated EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events and financial performance. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual results, and those differences may be material.

There can be no assurance that any estimates, projections, or forward-looking information will be realized. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein.

You are cautioned not to place undue reliance on the estimates, projections, and other forward-looking information in this report as it is based on current expectations and general assumptions and is subject to various risks, uncertainties, and other factors, including those set forth in the Company’s Annual Report on Form 10-K filed on February 24, 2009 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2009 and March 31, 2009 and in other documents the Company previously filed with the SEC, many of which are beyond the Company’s control. These factors may cause actual results to differ materially from the views, beliefs and estimates expressed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General Counsel, and Corporate Secretary

Dated: October 9, 2009